FRONTIER FINANCIAL CORPORATION                                 Contact:
332 SW Everett Mall Way                                        Robert J. Dickson
Everett, WA 98204                                              President & CEO
                                                               (425) 514-0700

NEWS RELEASE

For Release July 21, 2000, Immediate Release

                         FRONTIER FINANCIAL CORPORATION
                      ANNOUNCES CONSUMMATION OF MERGER WITH
                        LIBERTY BAY FINANCIAL CORPORATION

        EVERETT, WASHINGTON - July 21, 2000 - Frontier Financial Corporation (NASDAQ:FTBK), announced today that the merger with Liberty Bay Financial Corporation has been completed. Liberty Bay will be merged into Frontier Financial Corporation and North Sound Bank, the subsidiary of Liberty Bay will be merged into Frontier Bank.

        The transaction, using pooling of interests accounting has a total value of $40 million based on the market price of Frontier stock at closing. North Sound Bank, headquartered in Poulsbo, Washington has eight banking offices with total assets of $180 million; loans of $145 million and deposits of $160 million.

        Michael Clementz, Chairman & CEO of Liberty Bay, will become a Director of Frontier and also serve on the management team as Executive Vice President. Robert Robinson, President of Liberty Bay, will become Senior Vice President of Frontier with responsibility over the eight offices being acquired.

        Bob Dickson, President & CEO of Frontier stated, "Although the merger was completed today, the North Sound Bank offices will continue to operate under that name until September 15, 2000, when the signs will be changed to reflect the Frontier name. Although the name will change, North Sound customers will continue to be served by the same staff".

        Frontier Financial Corporation, headquartered in Everett, Washington, is the parent of Frontier Bank and now has total assets of almost $1.6 billion, with 525 employees located in 34 offices in eight counties of Western Washington.


------------------
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may", "expected", "anticipate", "estimate", "continue" or comparable words. In addition, all statements other than statements of historical facts that address activities that Frontier expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Frontier particularly its Form 10-K for the Fiscal Year Ended December 31, 1999, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.